UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 6, 2021

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On August 6, 2021, DiamondRock Hospitality Company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became immediately effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-226674) filed with the SEC on August 8, 2018.

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated August 6, 2021 relating to the Company’s “at-the-market” equity offering program (the “Prospectus Supplement”), pursuant to which the Company may issue and sell up to $200,000,000 in shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), in amounts and at times to be determined by the Company (the “ATM Program”), which replaced the Company’s prior $200,000,000 “at the market” equity offering program that was scheduled to expire on August 8, 2021, and which is no longer effective. The Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of funding available to the Company. The Company will contribute the net proceeds from any sales of the Shares, after deducting commissions and offering expenses, as well as any net cash proceeds the Company receives upon the settlement of any Forward Sale Agreement (as defined below), to DiamondRock Hospitality Limited Partnership (the “Operating Partnership”) in exchange for securities of the Operating Partnership that have economic interests substantially similar to those of its Common Stock. The Operating Partnership intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the improvement of properties in the Company’s portfolio, working capital and other general purposes.

In connection with the ATM Program, the Company entered into a distribution agreement, dated August 6, 2021 (the “Distribution Agreement”), with Deutsche Bank Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and, in some cases, certain of their respective affiliates). The Company refers to these entities, when acting in their capacity as sales agents for it or as principals, individually, as a “Sales Agent” and, collectively, as the “Agents,” and when acting in their capacity as agents for Forward Purchasers (as defined below), individually, as a “Forward Seller” and, collectively, as the “Forward Sellers.”

Sales of the Shares, if any, may be made in privately negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other existing market for the Common Stock or sales made to or through a market maker other than on an exchange or through an electronic communications network, or as may be agreed between the Company and the applicable Sales Agent or Forward Seller.

The Distribution Agreement contemplates that, in addition to the issuance and sale of the Shares by the Company through or to the Agents, acting as the Company’s sales agents or as principals, as applicable, the Company may also enter into separate master forward confirmations, along with one or more supplemental confirmations related thereto (each supplemental confirmation, together with the related master forward confirmation, a “Forward Sale Agreement” and, collectively, the “Forward Sale Agreements”), with each of Deutsche Bank AG, London Branch, Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (or their respective affiliates). When acting in their capacity as purchasers under any Forward Sale Agreements, the Company refers to these entities, individually, as a “Forward Purchaser” and, collectively, as the “Forward Purchasers.” If the Company enters into a Forward Sale Agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through its related Forward Seller, the number of shares of the Company’s Common Stock underlying such Forward Sale Agreement in order to hedge its exposure under such Forward Sale Agreement.

The Company will not initially receive any proceeds from any sale of shares of its Common Stock borrowed by a Forward Purchaser (or its affiliate) and sold through a Forward Seller. The Company currently expects to fully physically settle each Forward Sale Agreement, if any, on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares underlying such Forward Sale Agreement multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any Forward Sale Agreement. If the Company elects to cash settle any Forward Sale Agreement, it may not receive any proceeds and may owe cash to the applicable Forward Purchaser in certain circumstances. If the Company elects to net share settle any Forward Sale Agreement, it will not receive any proceeds, and it may owe shares of its Common Stock to the applicable Forward Purchaser in certain circumstances.

Each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price per share for any Shares sold through it as Sales Agent under the Distribution Agreement. In connection with any Forward Sale Agreement, the Company will pay the applicable Forward Seller a commission, in the form of a reduced initial forward sale price under the related Forward Sale Agreement, at a mutually agreed rate not exceeding 2.0% of the volume-weighted average of the sales prices per share of the borrowed shares of the Company’s Common Stock sold through such Forward Seller during the applicable forward hedge selling period for such transaction (subject to certain adjustments).

The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The offering of the Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all of the Shares subject to the Distribution Agreement (including Shares sold by the Company through or to the Agents and Shares sold through the Forward Sellers), (2) with respect to a particular Sales Agent, Forward Seller or Forward Purchaser, the amendment of the Distribution Agreement to remove such Sales Agent, Forward Seller or Forward Purchaser, and (3) August 6, 2024.

The foregoing description of the Distribution Agreement and Forward Sale Agreements are qualified in their entirety by reference to the Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference and the form of Master Forward Confirmation filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference, respectively.

In connection with the filing of the Prospectus Supplement, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Goodwin Procter LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1*	Distribution Agreement, dated August 6, 2021, by and among the Company, the Operating Partnership and the Agents, Forward Sellers and Forward Purchasers party thereto
1.2*	Form of Master Forward Confirmation
5.1*	Opinion of Goodwin Procter LLP with respect to the legality of the Shares
23.1*	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)
* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: August 6, 2021	By	/s/ Briony R. Quinn
Briony R. Quinn
Senior Vice President and Treasurer